Exhibit 4.1

ASHLAND SERVICES B.V.

2.000% SENIOR NOTES DUE 2028

INDENTURE

Dated as of January 23, 2020

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS

-i-

-ii-

EXHIBITS

Exhibit A	FORM OF 2.000% SENIOR NOTES DUE 2028

Exhibit B	FORM OF LEGEND AND ASSIGNMENT FOR THE NOTES

Exhibit C	FORM OF LEGEND FOR GLOBAL NOTE

Exhibit D-1	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

Exhibit D-2	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A

Exhibit E	FORM OF NOTATION OF GUARANTEE

Exhibit F	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

-iii-

INDENTURE, dated as of January 23, 2020, among Ashland Services B.V., as issuer (the “Issuer”), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and a wholly owned, indirect subsidiary of Ashland Global Holdings Inc. (“Parent”), a Delaware corporation, Parent and Ashland LLC, a Kentucky limited liability company and a wholly owned, indirect subsidiary of Parent, each as a guarantor (each, a “Guarantor”, and together, the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

 “Agent” means any Registrar, co-registrar or Paying Agent.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Attributable Debt” means, in the context of a Sale and Lease-Back Transaction, what the Issuer believes in good faith to be the present value, discounted at the interest rate implicit in the lease involved in such Sale and Lease-Back Transaction, of the lessee’s obligation under the lease for rental payments during the remaining term of such lease, as it has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (x) the net amount determined assuming termination upon the first date the lease may be terminated (in which case the net amount will also include the amount of the penalty, but will not include any rent that would be required to be paid under the lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination. For purposes of this definition, any amounts lessee must pay, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts lessee must pay under the lease contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges are not included in the determination of lessee’s obligations under the lease.  For the avoidance of doubt, any amounts in respect of a Sale and Lease-Back Transaction that are treated as Indebtedness for purposes of Section 4.07 shall not be treated as Attributable Debt.

 “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law, the Netherlands Bankruptcy Act (Faillissementswet) or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or supervisory board of such Person, or equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner or manager of such Person) or any duly authorized committee thereof.

“Bund Rate” means, as of any Redemption Date, the rate per annum equal to the equivalent yield to maturity as of such Redemption Date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

(1)
“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such Redemption Date to the remaining term of the Notes (assuming for these purposes that the Notes matured on November 1, 2027 (the date that is 90 days prior to the Maturity Date)), and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to the remaining term of the Notes (assuming for these purposes that the Notes matured on November 1, 2027 (the date that is 90 days prior to the Maturity Date)); provided, however, that, if the period from such Redemption Date to the remaining term of the Notes (assuming for these purposes that the Notes matured on November 1, 2027 (the date that is 90 days prior to the Maturity Date)) is less than one year, a fixed maturity of one year shall be used;

(2)
“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3)	“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and

(4)
“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding the relevant date.

 “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not (a) a day on which banking institutions in the Place of Payment for the Notes are authorized or obligated by law or executive order to close; or (b) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is closed.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP in effect in the United States as of the date of this Indenture; provided that any lease that would be required to be treated as a capital lease as a result of the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) shall not be considered a capital lease if such lease would not have been required to be so treated under GAAP as in effect on December 31, 2015.

“Capital Markets Debt” means any debt securities evidenced by notes, bonds or debentures (excluding, for the avoidance of doubt, any term loan, revolving loan or Qualified Receivables Financing) issued in the capital markets by Ashland LLC or any Subsidiary, whether issued in a public offering or private placement, including pursuant to Section 4(2) of the Securities Act or Rule 144A, Regulation S or Regulation D under the Securities Act.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents” means (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than 180 days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof; (d) investments, classified in accordance with GAAP as current assets of Ashland LLC or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940 the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; (e)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and (f) in the case of any Foreign Subsidiary, investments which are similar to the items specified in subsections (a) through (e) of this definition made in the ordinary course of business.

“Change of Control” means the occurrence of any of the following events:

(1)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the property and assets of Parent and its Subsidiaries, taken as a whole, to any Person other than Parent or any of its Subsidiaries (other than an Excluded Subsidiary);

(2)
Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, other than by virtue of (a) the imposition of one or more holding companies or (b) the reincorporation of Parent in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of Parent immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter; or

(3)
Parent ceases to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) directly or indirectly, at least 50% of the total voting power of the Voting Stock of Ashland LLC or the Issuer.

 “Clearstream” means Clearstream Banking S.A.

“Consolidated EBITDA” means, in respect of any Person for any Measurement Period, an amount equal to the Consolidated Net Income for such Measurement Period plus (a) proceeds of business interruption insurance received during such period, but only to the extent not included in Consolidated Net Income plus (b) the following to the extent deducted in calculating such Consolidated Net Income, but without duplication and in each case for such Measurement Period:  (i) Consolidated Interest Charges (not calculated on a Pro Forma Basis), (ii) the provision for federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) asset impairment charges, (v) expenses reimbursed by third parties (including through insurance and indemnity payments), (vi) fees and expenses incurred in connection with any Qualified Receivables Financing, any proposed or actual issuance of any Indebtedness or equity interests (including upfront fees and original issue discount), or any proposed or actual acquisitions, investments, asset sales or divestitures permitted under this Indenture, in each case that are expensed, (vii) non-cash restructuring and integration charges and cash restructuring and integration charges; provided that the aggregate amount of all cash restructuring and integration charges shall not exceed $100,000,000 in any twelve month period, (viii) non-cash stock expense and non-cash equity compensation expense, (ix) other expenses or losses, including purchase accounting entries such as the inventory adjustment to fair value, reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (x) expenses or losses in respect of discontinued operations of Ashland LLC or any of its Subsidiaries, (xi) any unrealized losses attributable to the application of “mark to market” accounting in respect of swap contracts , (xii) with respect to any disposition for which pro forma effect is required to be given pursuant to the definition of “Pro Forma Basis”, any loss thereon and (xiii) all fees, expenses and other costs incurred in connection with (1) the internal reorganization consisting of a series of intercompany transactions by and among Parent and its Subsidiaries on and after May 17, 2017, (2) the series of dispositions and/or other transactions, after which (a) Valvoline US LLC owns, directly or indirectly, substantially all of the assets constituting the Valvoline Business (as defined below) and (b) Ashland LLC no longer owns, directly or indirectly, any material portion of Ashland’s automotive, commercial and industrial lubricant and automotive chemical business substantially as described in the Valvoline Inc. S-1 Registration Statement (#333-211720), as filed on May 31, 2016 (the “Valvoline Business”) or (3) the separation of the Valvoline Business from Parent and its Subsidiaries, and minus (c) the following to the extent included in calculating such Consolidated Net Income, but without duplication and in each case for such Measurement Period:  (i) Federal, State, local and foreign income tax credits, (ii) all non-cash gains or other items increasing Consolidated Net Income, (iii) gains in respect of discontinued operations of Ashland LLC or any of its Subsidiaries, (iv) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of swap contracts and (v) with respect to any disposition for which pro forma effect is required to be given pursuant to the definition of “Pro Forma Basis,” any gain thereon.  For all purposes under this Indenture, Consolidated EBITDA shall be calculated on a Pro Forma Basis unless otherwise specified.

“Consolidated Interest Charges” means, for any Measurement Period, the excess of (a) the sum, without duplication, of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (ii) cash payments made in respect of obligations referred to in clause (b)(ii) below, (iii) the portion of rent expense under Capital Leases that is treated as interest in accordance with GAAP, in each case, of or by Ashland LLC and its Subsidiaries on a consolidated basis for such Measurement Period and (iv) all interest, premium payments, debt discount, fees, charges and related expenses in connection with Qualified Receivables Financings, minus (b) to the extent included in such consolidated interest expense for such Measurement Period, the sum, without duplication, of (i) extinguishment charges relating to the early extinguishment of Indebtedness or obligations under swap contracts, (ii) noncash amounts attributable to the amortization of debt discounts or accrued interest payable in kind, (iii) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (iv) interest income treated as such in accordance with GAAP and (v) fees and expenses, original issue discount and upfront fees, in each case of or by Ashland LLC and its Subsidiaries on a consolidated basis for such Measurement Period.  For all purposes under this Indenture, Consolidated Interest Charges shall be calculated on a Pro Forma Basis unless otherwise specified.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Ashland LLC and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or law applicable to such Subsidiary during such Measurement Period (unless such restrictions on dividends or similar distributions have been legally and effectively waived), except that Ashland LLC’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (b) any after-tax income (or after-tax loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Ashland LLC’s equity in such income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Ashland LLC or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Ashland LLC as described in clause (a) of this proviso), (c) any after-tax gain or after-tax loss realized as a result of the cumulative effect of a change in accounting principles or the implementation of new accounting standards related to revenue and lease accounting, (d) any after-tax gain or after-tax loss attributable to any foreign currency hedging arrangements or currency fluctuations, (e) after-tax extinguishment charges relating to the early extinguishment of Indebtedness and obligations under swap contracts and after-tax extinguishment charges relating to upfront fees and original issue discount on Indebtedness, (f) any pension or other post-retirement after-tax gain or after-tax expense for such Measurement Period and (g) fees, expenses and non-recurring charges related to the offering of the Notes; provided, further, that Consolidated Net Income shall be reduced by the amount of any cash payments made during such Measurement Period relating to pension and other post-retirement costs (except for any payments made in respect of the funding of pension plans in excess of the amount of required regulatory contributions for such Measurement Period (as reasonably determined by Ashland LLC)).

“Consolidated Net Secured Leverage Ratio” means the ratio of the aggregate of all consolidated Secured Indebtedness of such Person and its Subsidiaries (less any unrestricted cash and Cash Equivalents) at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction giving rise to the need to calculate such amount to the aggregate Consolidated EBITDA of such Person for the prior four fiscal quarters (treated as one period) for which financial information in respect thereof is available immediately preceding such date, and in each case, calculated on a Pro Forma Basis.

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided that in the event that such Person or any of its Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

 “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in London shall be principally administered, which office as of the date of this Indenture is located at 425 Walnut Street, 6th Floor, Cincinnati, Ohio 45202, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.

“corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

“Credit Agreement” means (x) the credit agreement, dated as of January 10, 2020, among Parent, Ashland Chemco Inc., a Delaware corporation, Ashland LLC, the Issuer, the lenders party thereto, The Bank of Nova Scotia, as administrative agent, swing line lender and L/C issuer and the other agents, arrangers, lenders and L/C issuers party thereto, together with any related documents (including any guarantee agreements), as the same may be amended, modified, supplemented, extended, renewed, refinanced, replaced or substituted from time to time and (y) any other Indebtedness of Ashland LLC or the Issuer, in an aggregate amount outstanding at any time under clauses (x) and (y) not to exceed the greater of (A) $4,150.0 million and (B) an amount such that the Consolidated Net Secured Leverage Ratio of Ashland LLC shall not exceed 2.50:1.00.  Notwithstanding the foregoing, the maximum amount of secured Indebtedness that may be incurred pursuant to Section 4.07(b)(vii) as a result of clause (B) above shall not be deemed to be exceeded with respect to any Indebtedness incurred to refinance any outstanding Indebtedness if such outstanding Indebtedness was permitted to be incurred under clause (B) at the time of original incurrence.

 “Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian, curator or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Registered Notes” means Notes represented by definitive registered notes in registered form.

“Distribution Compliance Period” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of issuance with respect to such Note or any predecessor of such Note.

“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.

“Euroclear” means Euroclear Bank SA/NV.

“European Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union (including any agent or instrumentality thereof) for the payment of which the full faith and credit of such government is given.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary and (iv) any Foreign Subsidiary.

 “Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, Parent may irrevocably elect to apply International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board in lieu of GAAP and, upon any such election, references in this Indenture to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. Parent shall give notice of any such election to the Trustee.

“Holder” means the Person in whose name a Note is registered on the Note register.

“Indebtedness” means indebtedness for borrowed money.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with its terms.

 “Initial Notes” means the €500,000,000 aggregate principal amount of the 2.000% Senior Notes due 2028 of the Issuer issued under this Indenture on the Issue Date.

“Interest Payment Date” means January 30 and July 30 of each year.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the Notes are initially issued.

“Issuer Order” means a written request or order signed in the name of the Issuer by an Officer and delivered to the Trustee.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary or any of its Subsidiaries but in which Ashland LLC or a Subsidiary has a direct or indirect equity or similar interest.

“Long-Term Indebtedness” means any Indebtedness maturing by its terms more than one year from its date of issuance (notwithstanding that any portion of such Indebtedness is included in current liabilities).

“Maturity Date,” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of Ashland LLC.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Notation of Guarantee” means a notation of guarantee substantially in the form attached as Exhibit E hereto.

“Notes” means the Initial Notes and the Additional Notes, if any, issued by the Issuer pursuant to this Indenture.

“Officer” means the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, any Financial Director or the Secretary or Assistant Secretary of any Person (or, with respect to a Person that is a limited partnership, the general partner of such Person), or any other officer designated by the Board of Directors serving in a similar capacity.

“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must fulfill the function of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in this Indenture.

 “Offering Memorandum” means the offering memorandum of the Issuer, dated January 9, 2020, related to the offering of the Notes and related Guarantees.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Parent, Ashland LLC, the Issuer or the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02.

 “Pro Forma Basis” means, with respect to any calculation or determination for Ashland LLC for any Measurement Period, that in making such calculation or determination on the specified date of determination (the “Determination Date”):

(a)          pro forma effect will be given to any Indebtedness incurred by Ashland LLC or any of its Subsidiaries (including by assumption of then outstanding Indebtedness or by a Person becoming a Subsidiary) (“Incurred”) after the beginning of the Measurement Period and on or before the Determination Date to the extent the Indebtedness is outstanding or is to be Incurred on the Determination Date, as if such Indebtedness had been Incurred on the first day of the Measurement Period;

(b)          pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the Determination Date (taking into account any swap contract applicable to the Indebtedness) had been the applicable rate for the entire reference period;

(c)          Consolidated Interest Charges related to any Indebtedness no longer outstanding or to be repaid or redeemed on the Determination Date (only to the extent that the obligations giving rise to Consolidated Interest Charges will not be obligations of Ashland LLC or any Subsidiary following the Determination Date), except for Consolidated Interest Charges accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the Determination Date (including, for the avoidance of doubt, Qualified Receivables Financing), will be excluded as if such Indebtedness was no longer outstanding or was repaid or redeemed on the first day of the Measurement Period; and

(d)          pro forma effect will be given to any investment, acquisition or disposition by Ashland LLC and its Subsidiaries of companies, divisions or lines of businesses that qualify as reportable segments or discontinued operations, as those two terms are defined by GAAP, or that exceed 15% of

Consolidated EBITDA for the Measurement Period, including any investment or acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became or ceased to be a Subsidiary after the beginning of the Measurement Period, that have occurred since the beginning of the Measurement Period and before the Determination Date as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the Measurement Period (including expected cost savings (without duplication of actual cost savings) to the extent (i) such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S‑X under the Securities Act as interpreted by the SEC, and as certified by an Officer of Parent or (ii) in the case of an acquisition or a disposition, such cost savings are reasonably identifiable and factually supportable and have been realized or are reasonably expected to be realized within 365 days following such acquisition or such disposition; provided that (A) the Issuer shall have delivered to the Trustee a certificate of the chief financial officer of Parent, in form and substance reasonably satisfactory to the Trustee, certifying that such cost savings meet the requirements set forth in this clause (ii), together with reasonably detailed evidence in support thereof, and (B) if any cost savings included in any pro forma calculations based on the expectation that such cost savings will be realized within 365 days following such acquisition or such disposition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings).  To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

 “Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within one year after) the acquisition, lease, construction, repair, replacement or improvement of any Property (real or personal) or equipment (whether through the direct purchase of Property or the Capital Stock of any Person owning such Property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to Ashland LLC and (3) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Subsidiary that is formed or created after the Issue Date in order to finance an acquisition, lease, construction, repair, replacement or improvement of any Property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means the securitization of accounts receivables and related assets of Ashland LLC and its Subsidiaries on customary market terms (including, without limitation, Standard Securitization Undertakings and a Receivables Repurchase Obligation) as determined in good faith by Ashland LLC to be in the aggregate commercially fair and reasonable to Ashland LLC and its Subsidiaries taken as a whole.

“Rating Agency” means (1) S&P, (2) Moody’s, (3) Fitch, or (4) if any of S&P, Moody’s or Fitch shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Ratings Event” means with respect to the Notes at any time from or after the occurrence of a Change of Control and until the earlier to occur of (x) 60 days after the later of (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) and (y) at least one of the three of the Rating Agencies publicly issuing or reaffirming an Investment Grade Rating on the Notes following such Change of Control, the Notes have a below Investment Grade Rating by all three of the Rating Agencies.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of Parent (or another Person formed for the purposes of engaging in Qualified Receivables Financing with Parent or Ashland LLC in which Parent or any Subsidiary makes an investment and to which Parent or any Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Parent and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by Parent or Ashland LLC, as applicable (as provided below), as a Receivables Subsidiary and:

(a)
no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent or any other Subsidiary of Parent (excluding Guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent or any other Subsidiary of Parent in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Parent or any other Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)
with which neither Parent nor any other Subsidiary of Parent has any material contract, agreement, arrangement or understanding other than on terms which Parent or Ashland LLC, as applicable, reasonably believes to be no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of Parent; and

(c)
to which neither Parent nor any other Subsidiary of Parent has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

The foregoing conditions shall not be violated by reason of any contractual obligation on the part of Parent to maintain the solvency of any Receivables Subsidiary on terms that Parent has determined in good faith to be reasonably necessary to facilitate a Qualified Receivables Financing. Any such designation by Parent shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” means, (x) in the case of Notes represented by a Global Note, the close of business on the record date which is the “Clearing System Business Day” immediately prior to the date of payment, where Clearing System Business Day means Monday to Friday inclusive except December 25 and January 1, and (y) in the case of Definitive Registered Notes, the close of business on the January 15 and July 15, as the case may be, immediately preceding each applicable Interest Payment Date (whether or not a Business Day).

“Redemption Date,” when used with respect to any Note to be redeemed pursuant to Article 3 of this Indenture, means the date fixed for such redemption pursuant to the terms of such Article 3.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Division Corporate Finance Unit (or any successor unit) of the Trustee located at the Corporate Trust Office who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

 “Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means the leasing by Ashland LLC or any Domestic Subsidiary of Ashland LLC of any Property, whether owned at the date of this Indenture or acquired after the date of this Indenture (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between Ashland LLC and any Domestic Subsidiary of Ashland LLC or between Domestic Subsidiaries of Ashland LLC), which Property has been or is to be sold or transferred by Ashland LLC or such Subsidiary to any party with the intention of taking back a lease of such Property.

 “SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Mortgage.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

 “Special Purpose Subsidiary” means any Subsidiary whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by Parent or any Subsidiary of Parent which Parent has determined in good faith to be customary in a Qualified Receivables Financing.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to Ashland LLC only, as shown on the most recent balance sheet of Ashland LLC and its Subsidiaries.

 “Transfer Restricted Note” means any Global Note and any Definitive Registered Note that bear or are required to bear the Transfer Restriction Legend.

“Transfer Restriction Legend” means the legend set forth in Exhibit B.

 “Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person means the Capital Stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” means any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares or shares required to be held by others in Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.          Other Definitions.

Term	Defined in Section
“144A Notes”	2.02
“144A Global Notes”	2.16
“Additional Amounts”	4.13
“Additional Notes”	2.01
“Agent Members”	2.16
“Authority”	2.04
“Change of Control Offer”	4.08
“Change of Control Repurchase Event”	4.08
“Code”	4.13
“Common Depositary”	2.04
“Covenant Defeasance”	9.01
“Event of Default”	6.01
“Guarantees”	4.10
“Global Notes”	2.16
“Judgment Currency”	11.14
“Legal Defeasance”	9.01
“Mortgage”	4.07
“Official List of the Exchange”	2.04
“Paying Agent”	2.04
“Payor”	4.13
“Property”	4.07
“Registrar”	2.04
“Regulation S Global Notes”	2.16
“Regulation S Notes”	2.02
“Relevant Jurisdiction”	4.13
“Subsidiary Guarantee”	4.10
“Taxes”	4.13
“Transfer Agent”	2.04

Section 1.03.          Rules of Construction.

Unless the context otherwise requires:

(1)          a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)          unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(3)          “or” is not exclusive;

(4)          words in the singular include the plural, and in the plural include the singular;

(5)          “will” shall be interpreted to express a command;

(6)          words used herein implying any gender shall apply to both genders;

(7)          “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(8)          “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars or such other money of the United States that at the time of payment is legal tender for payment of public and private debts, and “euro” and “€” each refer to the currency of the European Economic and Monetary Union or such other money of the European Economic and Monetary Union that at the time of payment is legal tender for payment of public and private debts;

(9)          references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(10)          references to Sections, Articles or Exhibits are references to Sections, Articles or Exhibits of or to this Indenture unless context otherwise requires.

ARTICLE 2
THE NOTES

Section 2.01.          Amount of Notes.

The Trustee shall initially authenticate the Initial Notes for original issue on the Issue Date upon a written order of the Issuer. The Trustee shall authenticate additional Notes (“Additional Notes”) thereafter in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of the Issuer in the form of a Issuer Order in aggregate principal amount as specified in such order (other than as provided in Section 2.08).  Each such written order shall specify the amount of Additional Notes to be authenticated and the date on which the Additional Notes are to be authenticated. The Notes initially will be issued in the form of Global Notes.

Notwithstanding anything else in this Indenture to the contrary, at the Issuer’s option, Additional Notes may be issued with the same Common Code, ISIN or other identifying number as the Initial Notes and without the Transfer Restriction Legend; provided that the Issuer has furnished an Opinion of Counsel to the Trustee confirming such issuance would not conflict with federal and state securities laws and the rules and regulations of the SEC.  The Additional Notes will have substantially the same terms as the Initial Notes in all respects and will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that any Additional Notes that have the same Common Code, ISIN or other identifying number as the outstanding Notes must be fungible with the outstanding Notes for U.S. federal income tax purposes.

Section 2.02.          Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject.  Without limiting the generality of the foregoing, except as permitted by Section 2.17(b), the Notes offered and sold (x) in offshore transactions in reliance on Regulation S (“Regulation S Notes”) or (y) to qualified institutional buyers (as defined in Rule 144A) in reliance on Rule 144A (“144A Notes”) shall bear the Transfer Restriction Legend and include the form of assignment set forth in Exhibit B.  Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall control and be binding.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03.          Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by its Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, President or any Vice President.  The signature of any of these officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

Section 2.04.          Registrar; Paying Agent; Trustee and Transfer Agent.

U.S. Bank National Association will initially act as trustee for the Notes under this Indenture.  The Trustee’s address is 425 Walnut Street, 6th Floor, Cincinnati, Ohio 45202.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in this Indenture.  During the continuance of an Event of Default actually known to a Responsible Officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Elavon Financial Services DAC, a wholly owned subsidiary of U.S. Bank National Association, will initially act as registrar (“Registrar”) and transfer agent (“Transfer Agent”) for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Registrar and Transfer Agent will maintain a register reflecting ownership of Notes represented by Definitive Registered Notes outstanding from time to time and will effect payments on and facilitate transfer of Definitive Registered Notes on its behalf. Elavon Financial Services DAC’s address is Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland D18 W319.

The Issuer will maintain one or more paying agents (each, a “Paying Agent”) for the Notes. Elavon Financial Services DAC, a wholly owned subsidiary of U.S. Bank National Association, will initially act as Paying Agent.

Payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by a Global Note registered in the name of a nominee of the common depositary (the “Common Depositary”) will be made in immediately available funds to Euroclear or Clearstream or to the nominee of the Common Depositary, as the case may be, as the registered Holder of such Global Note.

The Issuer may change any Paying Agent, Registrar or Transfer Agent without prior notice to the Holders of the Notes. The Issuer may act as a Paying Agent or Registrar. For so long as the Notes are listed on the Official List of the International Stock Exchange (“Official List of the Exchange”) and permission to deal in the Notes is granted and the rules of the International Stock Exchange Authority Limited (the “Authority”) so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent to the extent and in the manner permitted by such rules, posted on the official website of the Official List of the Exchange (www.tisegroup.com).

The Issuer shall maintain an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Issuer initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes.

Section 2.05.          Paying Agent To Hold Money for the Benefit of the Holders

The Paying Agent shall hold for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment.  Money held for the benefit of the Holders by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder; provided that if the Issuer or an affiliate thereof acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold such money in a separate fund for the benefit of the Holders.  The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require the Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed.  Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06.          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders of Notes.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

Section 2.07.          Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested.  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall issue and execute, and the Trustee shall authenticate, new Notes evidencing such transfer or exchange at the Registrar’s request.  No service charge shall be made to the Holder for any registration of transfer or exchange.  The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.04 (in which events the Issuer shall be responsible for the payment of such taxes).  The Registrar shall not be required to exchange or register a transfer of any Note for a period of 10 days immediately preceding the redemption of Notes, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry system.

Section 2.08.          Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met.  If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced.  The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note.  Every replacement Note shall constitute a contractual obligation of the Issuer.

Section 2.09.          Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee, except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the Paying Agent holds, in its capacity as such, on the Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10.          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any of their respective affiliates.

Section 2.11.          Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12.          Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Issuer.  The Issuer may not reissue or resell, or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation (other than in accordance with this Indenture).

Section 2.13.          Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special Record Date, which date shall be at least five Business Days prior to the payment date.  The Issuer shall fix such special Record Date and payment date in a manner satisfactory to the Trustee.  At least 10 days before such special Record Date, the Issuer shall deliver in accordance with the procedures of the relevant depositary to each Holder a notice that states the special Record Date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.  The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14.          Identifying Number.

The Issuer in issuing the Notes may use a “Common Code,” “ISIN” or other similar number, and if so, such Common Code, ISIN or other similar number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the Common Code, ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee of any such Common Code, ISIN or other similar number used by the Issuer in connection with the issuance of the Notes and of any change in the Common Code, ISIN or other similar number.

Section 2.15.          Deposit of Moneys.

(a)          Prior to 10:00 a.m., London time, one Business Date prior to each Interest Payment Date and the Maturity Date, the Issuer shall have deposited to an account specified by the Paying Agent such amount of Euros sufficient (together with any funds then held by the Paying Agent and available for the purpose) to pay all principal and interest due in respect of the Notes on such date in immediately available funds; provided that if any such date is not a Business Day such payment shall be made on the next succeeding date which is a Business Day. The principal and interest on a Global Note shall be payable to Euroclear or Clearstream, as applicable, or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby.  The principal and interest on Definitive Registered Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

(b)          All payments of principal of, the Redemption Price (if any), and interest and Additional Amounts (if any), on the Notes, will be payable in euros; provided, that if, upon and following the date of the Offering Memorandum, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. Dollars until the euro is again available to the Issuer or so used.  If the euro is unavailable to the Issuer, the amount payable on any date in euros will be converted into U.S. Dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, in the event the Board of Governors of the Federal Reserve System has not mandated a rate of conversion, on the basis of the most recent U.S. Dollar/euro exchange rate published in The Wall Street

Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, at such rate as will be determined in the Issuer’s sole discretion on the basis of the most recently available market exchange rate for the euro.  Any payment in respect of the Notes so made in U.S. Dollars will not constitute an Event of Default under the Notes or this Indenture.  Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.16.          Book-Entry Provisions for Global Notes.

(a)          The Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes”).  The 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “144A Global Notes”).  The Regulation S Global Notes, the 144A Global Notes and any other global notes representing the Notes (collectively, the “Global Notes”) shall bear legends as set forth in Exhibit C.  The Global Notes initially shall (i) be registered in the name of the Common Depositary or the nominee of such Common Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Common Depositary and (iii) except as permitted by Section 2.17(b), bear the Transfer Restriction Legend with respect to a Regulation S Global Note or a 144A Global Note.

Members of, or direct or indirect participants in, Euroclear or Clearstream, as applicable, (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by Euroclear, Clearstream, the Common Depositary or the Trustee, or under the Global Notes, and Euroclear, Clearstream or the Common Depositary, as applicable, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization (which may be in electronic form) furnished by Euroclear, Clearstream or the Common Depositary or impair, as between Euroclear or Clearstream, as applicable, and their Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

None of the Issuer, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes, for maintaining, supervising or reviewing any records relating to such beneficial owner interests, or for any acts or omissions of any of Euroclear, Clearstream or the Common Depositary or for any transactions between any of Euroclear, Clearstream or the Common Depositary and any beneficial owner or between or among beneficial owners.  No owner of a beneficial interest in the Notes shall have any rights under this Indenture, and Euroclear, Clearstream or any Common Depositary shall be deemed and treated by the Issuer, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them as the absolute owner and Holder of such Notes for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, any Guarantor, the Trustee, the Registrar, any Paying Agent or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by Euroclear, Clearstream or the Common Depositary, or any of its members and any other Person on whose behalf such member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of any Notes.

(b)          Transfers of Global Notes shall be limited to transfers in whole, but not in part, to Euroclear,  Clearstream or any Common Depositary, their respective successors or respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Registered Notes in accordance with the rules and procedures of Euroclear or Clearstream, as applicable, and the provisions of Section 2.17.  In addition, a Global Note shall be exchangeable for Definitive Registered Notes if (i) each of Euroclear or Clearstream, as applicable, notifies the Issuer that it is unwilling or unable to continue to act as depositary for the Global Notes and a successor depositary is not appointed by the Issuer within 90 days; (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to exchange in whole, but not in part, the Global Notes for Definitive Registered Notes; or (iii) the owner of an interest in a Global Note requests such exchange in writing to Euroclear or Clearstream, as applicable, following an Event of Default.  In all cases, Definitive Registered Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of Euroclear or Clearstream, as applicable, (in accordance with their customary procedures).

(c)          In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to Section 2.16(b), the Registrar shall (if one or more Definitive Registered Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Definitive Registered Notes of like tenor and amount.

(d)          In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to Section 2.16(b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by Euroclear, Clearstream or the Common Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Registered Notes of authorized denominations.

(e)          Any Definitive Registered Note constituting a Transfer Restricted Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.17(b), bear the Transfer Restriction Legend.

(f)          Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(g)          The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17.          Special Transfer Provisions.

(a)          The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note:

(1)          the Registrar shall register the transfer of any Transfer Restricted Note if the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D-1 or Exhibit D-2 hereto, as applicable; and

(2)          if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, which after transfer are to be evidenced by one or more Definitive Registered Notes upon receipt by the Registrar of (x) the certificate required by Section 2.17(a)(1) and (y) written instructions given in accordance with Euroclear’s, Clearstream’s and the Registrar’s procedures; whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Definitive Registered Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and (b) the Issuer shall execute and the Trustee shall authenticate and deliver, one or more Definitive Registered Notes of like tenor and amount; and

(3)          if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Definitive Registered Notes, which after transfer are to be evidenced by an interest in a Regulation S Global Note or a 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with Euroclear’ s, Clearstream’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note or a 144A Global Note, as applicable, in an amount equal to the principal amount of Definitive Registered Notes to be transferred, and the Trustee shall cancel the Definitive Registered Notes so transferred.

(b)          Transfer Restriction Legend.  Upon the registration of transfer, exchange or replacement of Notes not bearing the Transfer Restriction Legend, the Registrar shall deliver Notes that do not bear the Transfer Restriction Legend.  Upon the registration of transfer, exchange or replacement of Notes bearing the Transfer Restriction Legend, the Registrar shall deliver only Notes that bear the Transfer Restriction Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect or (iii) the requested transfer is after the expiration of the Distribution Compliance Period and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D-1 or Exhibit D-2 hereto, as applicable.

(c)          General.  By its acceptance of any Note bearing the Transfer Restriction Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Transfer Restriction Legend and agrees that it will transfer such Note only as provided in this Indenture.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Global Notes bearing the Transfer Restriction Legend to be reduced accordingly, and the Issuer will execute, and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Registered Notes so accepted, Definitive Registered Notes not bearing the Transfer Restriction Legend in the appropriate principal amount.

Section 2.18.          Computation of Interest.

Interest on the Notes shall be computed in accordance with the terms of the Notes.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01.          Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem any Notes pursuant to this Article 3 (other than pursuant to Section 3.08), at least 10 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of such Notes to be redeemed and the Redemption Price (or, if not then ascertainable, the manner of calculation thereof), and deliver to the Trustee, no later than two Business Days prior to the Redemption Date, an Officer’s Certificate stating that such redemption will comply with the conditions contained this Article 3.  Notice of redemption given to the Trustee pursuant to this Section 3.01 may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent, in accordance with Section 3.03.

Section 3.02.          Selection by Trustee of Notes To Be Redeemed.

If the Issuer elects to redeem less than all of the Notes at any time, in the case of Notes represented by Definitive Registered Notes, the Trustee will select Notes by lot or on a pro rata basis and, in the case of Notes represented by Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary unless in either case an alternative method of selection is otherwise required by law or applicable stock exchange or depositary requirements.

The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed.

The Issuer will redeem Notes of €100,000 or less in whole and not in part.  For all purposes of this Indenture, unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.          Notice of Redemption.

The Issuer will cause notices of redemption to be delivered in accordance with the procedures of the relevant depositary at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.  The Issuer may provide in the notice that payment of the Redemption Price and performance of the Issuer’s obligations with respect to the redemption or purchase may be performed by another Person.  Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

The notice shall identify the Notes to be redeemed (including the Common Code, ISIN or other identifying numbers thereof) and shall state:

(1)          the Redemption Date;

(2)          the Redemption Price (or, if not then ascertainable, the manner of calculation thereof);

(3)          if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4)          the name and address of the Paying Agent;

(5)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)          that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)          if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(8)          the aggregate principal amount of Notes that are being redeemed;

(9)          the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(10)          that no representation is made as to the correctness or accuracy of the Common Code, ISIN or other identifying number, if any, listed in such notice or printed on the Notes.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.

If the Redemption Price is not ascertainable on the date in which the notice of redemption is delivered, the Issuer shall send to the Trustee, at least one Business Day prior to the Redemption Date, the Redemption Price.

For Notes which are represented by Global Notes held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account Holders in substitution for the notification method set out above.  So long as any Notes are listed on the Official List of the Exchange and permission to deal in the Notes is granted and the rules of the Authority so require, any such notice to the Holders of the relevant Notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of the Official List of the Exchange (www.tisegroup.com) and, in connection with any redemption, the Issuer will notify the Authority of any change in the principal amount of Notes outstanding.

Section 3.04.          Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is delivered, except as provided in the last sentence of the first paragraph of Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to, but excluding, the Redemption Date.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus interest accrued to, but excluding, the Redemption Date; provided that (a) if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and (b) if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.  Such notice, if delivered in the manner provided in Section 3.03, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05.          Deposit of Redemption Price.

On or prior to 10:00 a.m., London time, one Business Date prior to each Redemption Date, the Issuer shall have deposited to an account specified by the Paying Agent such amounts in Euros sufficient (together with any funds then held by the Paying Agent and available for the purpose) to pay the Redemption Price of, including premium, if any, and accrued interest on all Notes to be redeemed on that Redemption Date other than Notes or portions thereof called for redemption on that Redemption Date which have been delivered by the Issuer to the Trustee for cancellation.

Subject to the satisfaction or waiver of any condition to such redemption, the Notes called for redemption become due on the Redemption Date. On and after any Redemption Date, if money sufficient to pay the Redemption Price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to Section 3.04, accrued and unpaid interest on such Notes to, but excluding, the Redemption Date.  If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

Section 3.06.          Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed.  The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note.

Section 3.07.          Optional Redemption.

(a)          At any time and from time to time prior to November 1, 2027 (the date that is 90 days prior to the Maturity Date of the Notes), the Issuer may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a Redemption Price equal to the greater of:

(1)          100% of the aggregate principal amount of any Notes being redeemed, and

(2)          the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due to the maturity date of the Notes (assuming for these purposes that the Notes matured on November 1, 2027 (the date that is 90 days prior to the Maturity Date)), not including unpaid interest accrued to, but excluding, the Redemption Date, discounted to the Redemption Date, at a rate equal to the applicable Bund Rate plus 50 basis points, plus, in each case, accrued and unpaid interest and Additional Amounts, if any, on the Notes being redeemed to, but excluding, the Redemption Date.

On or after November 1, 2027 (the date that is 90 days prior to the Maturity Date), the Notes will be redeemable in whole at any time or in part, from time to time, at the option of the Issuer, upon at least 10 days’ but no more than 60 days’ prior written notice sent to the registered Holders, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Redemption Date.

The Issuer will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders of the affected Notes as of the close of business on the applicable Record Date.

In addition, the Issuer may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with the applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Notwithstanding the foregoing, in connection with any tender for the Notes, if Holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any other Person making such tender offer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or any third party in lieu of the Issuer, will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder of the Notes in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

(b)          Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08.          Tax Redemption.

If (a) the Issuer becomes or will become obligated to pay Additional Amounts with respect to any Notes pursuant to Section 4.13, as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws, treaties, regulations or rulings of a Relevant Jurisdiction, which change or amendment is first publicly announced and becomes effective after the date of the Offering Memorandum (or, if the Relevant Jurisdiction did not become a Relevant Jurisdiction until a later date, after such later date), and (b) such obligation cannot be avoided by the Issuer taking reasonable measures available to the Issuer, the Issuer may at its option, having given not less than 30 days’ notice to the Holders of such Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes at any time at their principal amount together with interest accrued to, but excluding, the date of redemption, provided that no such notice of redemption shall be given earlier than 30 days prior to the earliest date on which the Issuer would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.  Prior to the publication of any notice of redemption pursuant to this Section 3.08, the Issuer shall deliver to the Trustee (i) a certificate stating that the requirements referred to in (a) and (b) above are satisfied, and (ii) an Opinion of Counsel to the effect that the Issuer has or will become obliged to pay such Additional Amounts as a result of the change or amendment, in each case to be held by the Trustee and made available for viewing at the offices of the Trustee on written request by any Holder of the Notes. For the avoidance of doubt, the entry into effect of the Dutch Withholding Tax Act (Wet brondbelasting 2021), in the form enacted as of the date of this Indenture, is not considered to be a change in law for these purposes.

Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes called for redemption on the applicable Redemption Date. Notes called for redemption pursuant to this Section 3.08 become due on the date fixed for redemption.

For Notes which are represented by Global Notes held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to Euroclear and/or Clearstream for communication to entitled account holders in substitution for the notification method set out above. So long as any Notes are listed on the Official List of the Exchange and permission to deal in the Notes is granted and the rules of the Authority so require, any such notice to the holders of the relevant notes shall also be published to the extent and in the manner permitted by such rules, posted on the official website of the Official List of the Exchange (www.tisegroup.com) and, in connection with any redemption, the Issuer will notify the Authority of any change in the principal amount of Notes outstanding.

ARTICLE 4
COVENANTS

Section 4.01.          Payment of Principal, Premium and Interest.

The Issuer covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

Section 4.02.          Maintenance of Office or Agency.

The Issuer will maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.          Reports.

Notwithstanding that Parent may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Parent shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after Parent files them with the SEC),

(i)          within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(ii)          within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and

(iii)          promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form);

provided, however, that (1) if Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Parent may complete any such reports as though its only registered securities are non-convertible debt securities and (2) Parent shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, Parent will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time Parent would be required to file such information with the SEC if Parent were subject to Section 13 or 15(d) of the Exchange Act.

Parent will make such reports referred to in the preceding paragraph above available to prospective investors upon request. In addition, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, Parent will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, (a) Parent will be deemed to have furnished such reports referred to above to the Trustee and Holders if Parent has filed such reports with the SEC via the EDGAR filing system (or any successor system) or, if Parent is not subject to reporting under Section 13 or 15(d) of the Exchange Act and is not permitted to file such reports with the SEC, if Parent posts such reports on Parent’s publicly available website and (b) at any time when Parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Parent will not be deemed to have failed to comply with any of its obligations under this section until 30 days after the date any report hereunder is due.

Reports by Parent delivered to the Trustee should be considered for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Notwithstanding the foregoing, reports that are filed or made available by any direct or indirect parent of Parent that Guarantees the Notes shall be deemed to satisfy the requirements of this Section 4.03.

Section 4.04.          Reserved.

Section 4.05.          Money for Notes Payments To Be Held in Trust.

If the Issuer shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have a Paying Agent for the Notes, it will, prior to 10:00 a.m., London time, on the Business Date prior to each Interest Payment Date and the Maturity Date, have deposited to an account specified by the Paying Agent such amount of Euros sufficient (together with any funds then held by the Paying Agent and available for the purpose), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that the Paying Agent will:

(a)          hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)          give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest on the Notes; and

(c)          at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Trustee all sums held by the Issuer or the Paying Agent, such sums to be held by the Trustee for the benefit of the Holders; and, upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or the Paying Agent, or then held by the Issuer, for the benefit of the Holders for the payment of the principal of (and premium, if any) or interest on the Notes and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Issuer Order, or (if then held by the Issuer) shall be discharged from any obligation to hold such amounts for the benefit of the Holders; and the Holder of such Notes shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such money held for the benefit of the Holders, and all liability of the Issuer with respect thereto, shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 4.06.          Reserved.

Section 4.07.          Restrictions on Secured Debt.

(a)          After the Issue Date, neither Ashland LLC nor any Subsidiary (other than an Excluded Subsidiary) shall create, incur, issue, assume or guarantee any Indebtedness secured by a mortgage, security interest, pledge or lien (hereinafter, collectively called a “Mortgage”) on or upon any of their property or assets (hereinafter called “Property”), whether owned at the date of this Indenture or acquired after the date of this Indenture, without ensuring that the Notes or the Ashland LLC Guarantee (together with, if Ashland LLC shall so determine, any other Indebtedness created, issued, assumed or guaranteed by Ashland LLC or any Subsidiary then existing or thereafter created) shall be secured by such Mortgage equally and ratably with (or, at the option of Ashland LLC, prior to) such Indebtedness.

(b)          The provisions of Section 4.07(a) shall not, however, apply to Indebtedness secured by any of the following:

(i)          Mortgages on any Property acquired, leased, constructed or improved by, or on any shares of Capital Stock or Indebtedness acquired by, Ashland LLC or any Subsidiary after the date of this Indenture to secure Indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such Property, shares of Capital Stock or Indebtedness or of the cost of any construction or improvements on such Property, including Mortgages created as a result of an acquisition by way of Capital Lease, in each case, to the extent that the Indebtedness is incurred prior to or within one year after the applicable acquisition, lease, completion of construction or improvement or beginning of commercial operation of such Property, as the case may be, provided, however, for the avoidance of doubt, that any improvements that become subject to any pre-existing Mortgage on the Property to which such improvements are made need not be completed within one year after the incurrence of the Indebtedness giving rise to such Mortgage;

(ii)          Mortgages on any Property, shares of Capital Stock or Indebtedness existing at the time Ashland LLC or any Subsidiary acquires any of the same and on any subsequent improvements to such Property, provided, however, that any such Mortgage in respect of Indebtedness existing at the time of acquisition of any such Property may apply to any subsequent improvements to such Property;

(iii)          Mortgages on Property of a Person existing at the time Ashland LLC or any Subsidiary merges or consolidates with such Person or at the time Ashland LLC or any Subsidiary acquires all or substantially all of the Properties or Capital Stock of such Person;

(iv)          Mortgages on (a) any Property of, or shares of Capital Stock or Indebtedness of, a Person existing at the time such Person becomes a Subsidiary or (b) any shares of Capital Stock or Indebtedness of a Joint Venture;

(v)          Mortgages in favor of  Parent, Ashland LLC or any Subsidiary;

(vi)          Mortgages in favor of the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure Indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the Property, shares of Capital Stock or Indebtedness subject to any such Mortgage, or the cost of constructing or improving the Property subject to such Mortgage;

(vii)          Mortgages to secure the Credit Agreement;

(viii)          Mortgages on accounts receivables and related assets of Ashland LLC and its Subsidiaries pursuant to Qualified Receivables Financing;

(ix)          Mortgages securing industrial revenue, pollution control or similar bonds issued or guaranteed by the United States or any state thereof, or political subdivision of the United States or any state thereof, or any department, agency or instrumentality of the United States or any state thereof or any such political subdivision;

(x)          Mortgages securing obligations owed in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearinghouse transfers of funds; and

(xi)          extensions, renewals or replacements of any Mortgage existing on the date of this Indenture (excluding Indebtedness under the Credit Agreement) or any Mortgage referred to above; provided, however, that the principal amount of Indebtedness secured thereby may not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (other than any increases attributable to (a) any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced, (b) the amount of any premium reasonably determined by the Board of Directors of Parent as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase and (c) any expenses incurred in connection with such refinancing), and such extension, renewal or replacement will be limited to all or a part of the Property (plus improvements and construction on such Property), shares of Capital Stock or Indebtedness which was subject to the Mortgage so extended, renewed or replaced.

(c)          Notwithstanding other provisions of this Section 4.07, Ashland LLC or any of its Subsidiaries may, without having to equally and ratably secure the Notes or the Ashland LLC Guarantee, issue, assume or guarantee Indebtedness secured by a Mortgage not excepted by clauses (i) through (xi) of Section 4.07(b), if at the time of such issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restriction (other than any Indebtedness secured by Mortgages permitted as described in clauses (i) through (xi) of Section 4.07(b)) plus the aggregate amount (without duplication) of all Attributable Debt of Ashland LLC and any of its Subsidiaries (other than Excluded Subsidiaries) in respect of Sale and Lease-Back Transactions (with the exception of such transactions which are permitted under clauses (i) and (ii) of Section 4.09) does not exceed 15% of Consolidated Net Tangible Assets of Ashland LLC.

Section 4.08.          Purchase of Notes Upon a Change of Control Repurchase Event.

(a)          Upon the occurrence of both a Change of Control and a Ratings Event (a “Change of Control Repurchase Event”) with respect to the Notes, each Holder of the Notes will have the right to require the Issuer to repurchase all or any part  (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), except to the extent the Issuer has previously or concurrently elected to redeem the Notes pursuant to Article 3.

(b)          Within 30 days following any Change of Control Repurchase Event, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption pursuant to Article 3, the Issuer shall:

(i)          mail a notice (a “Change of Control Offer”) to each Holder of Notes with a copy to the Trustee stating:

(A)          that a Change of Control Repurchase Event has occurred with respect to the Notes and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a repurchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to the date of repurchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

(B)          the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is mailed); and

(C)          the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased; and

(ii)          cause a notice of the Change of Control Offer to be, if at the time of such notice the Notes are listed on the Official List of the Exchange and the rules of Authority so require, to the extent and in the manner permitted by the rules of the Authority, posted on the official website of the Official List of the Exchange (www.tisegroup.com).

(c)          Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the repurchase date.  The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the repurchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.  For Holders whose Notes are purchased only in part, the Issuer shall issue, and the Trustee shall authenticate new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)          On the repurchase date, all Notes purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest and Additional Amounts, if any, to the Holders entitled thereto.

(e)          A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)          Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer with respect to the Notes upon the consummation of a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g)          Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer and Parent.  Notes purchased by a third party pursuant to the preceding clause (f) will have the status of Notes issued and outstanding.

(h)          At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(i)          Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j)          The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

(k)          For Notes which are represented by Global Notes held on behalf of Euroclear and/or Clearstream, notices may be given by delivery of the relevant notices to each of Euroclear and/or Clearstream for communication to entitled account holders. If and for so long as the Notes are listed on the Official List of the Exchange and permission to deal in the Notes is granted and the rules of the Authority so require, the Issuer will publish notices relating to the Change of Control Offer to the extent and in the manner permitted by such rules, posted on the official website of the Official List of the Exchange (www.tisegroup.com). For the avoidance of doubt, the provisions of this Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes.

(l)          If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of such redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date).

Section 4.09.          Restrictions on Sale and Lease-Back Transactions.

Ashland LLC will not, and will not permit any of its Subsidiaries (other than Excluded Subsidiaries) to, enter into any Sale and Lease-Back Transaction with respect to any of its or their Property unless:

(i)          Ashland LLC or such Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (i) or (vi) of Section 4.07(b) to create, issue, assume or guarantee Indebtedness secured by a Mortgage on the Property to be leased without having to equally and ratably secure the Notes; or

(ii)          Ashland LLC or such Subsidiary applies an amount (equaling at least the greater of the net proceeds of the sale of Property or the Attributable Debt in respect of such Sale and Lease-Back Transaction) within a period commencing one year prior to the consummation of such Sale and Lease-Back Transaction and ending one year after the consummation thereof, to make non-mandatory prepayments on Long-Term Indebtedness, retire Long-Term Indebtedness or acquire, construct or improve long-term assets; or

(iii)          the Attributable Debt of Ashland LLC or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (i) and (ii) of this Section 4.09), plus the aggregate principal amount (without duplication) of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (i) through (xi) of Section 4.07(b)) which do not equally and ratably secure the Notes or the Ashland LLC Guarantee (or secure the Notes or the Ashland LLC Guarantee on a basis that is prior to other Indebtedness secured thereby), would not exceed 15% of Consolidated Net Tangible Assets of Ashland LLC.

Section 4.10.          Future Guarantors.

The Notes initially will be guaranteed by each of Parent and Ashland LLC (the “Guarantees”). Ashland LLC will cause each Wholly Owned Domestic Subsidiary of Ashland LLC, other than, at the election of Ashland LLC, an Excluded Subsidiary, that incurs, as an issuer, co-issuer or guarantor of, any Capital Markets Debt after the Issue Date, in an amount that, together with any other such Indebtedness (excluding any Indebtedness incurred as permitted pursuant to the definition of “Credit Agreement”) issued, co-issued or guaranteed by such Wholly Owned Domestic Subsidiary and then outstanding, exceeds at the time of such incurrence, 15% of Consolidated Net Tangible Assets of Ashland LLC, to execute and deliver to the Trustee a supplemental indenture joining such Subsidiary to this Indenture substantially in the form of Exhibit F hereto, pursuant to which such Subsidiary will guarantee payment of the Notes (each such guarantee of the Notes, a “Subsidiary Guarantee”) for so long as such Indebtedness giving rise to such guarantee obligation remains an obligation of such Subsidiary.  In addition, Ashland LLC may cause other Subsidiaries to guarantee the Notes at its option.  Notwithstanding the foregoing, any Guarantee by any Guarantor shall be released in accordance with Section 10.07.

Section 4.11.          Compliance Certificate.

(a)          The Issuer and each Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year of Parent, an Officer's Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuer or such Guarantor, as applicable, he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. Except with respect to receipt of payments of principal and interest on the Notes and any Default or Event of Default information contained in the Officer’s Certificate delivered to it pursuant to this Section 4.07, the Trustee shall have no duty to review, ascertain or confirm the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

(b)          So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.12.          Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.13.          Payments of Additional Amounts.

All payments in respect of the Notes by the Issuer, any Guarantor or any other Person on behalf of the Issuer or any Guarantor, or any successor thereto (each, a “Payor”) shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, including any interest, additions to tax and penalties related thereto (collectively, “Taxes”) unless such withholding or deduction is required by applicable law.

If any Payor, or any other applicable withholding agent, is required to withhold or deduct any amount with respect to Taxes imposed by or on behalf of any jurisdiction in which any Payor is organized, resident or doing business for tax purposes (or the jurisdiction through which the paying agent makes the payments on the Notes), or any governmental authority or political subdivision thereof or therein having the power to tax (each, a “Relevant Jurisdiction”) the Payor will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) as are necessary so that the net payment received by a beneficial owner of the Notes (including any Additional Amounts), after withholding or deduction for any Taxes of a Relevant Jurisdiction (including in respect of any Additional Amounts) will not be less than the amount such beneficial owner would have received in respect of such Notes had no such withholding or deduction been required. A Payor’s obligation to pay Additional Amounts shall not apply:

(1)          to the extent any Taxes are imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(i)          being or having been engaged in a trade or business in the Relevant Jurisdiction or having or having had a permanent establishment in the Relevant Jurisdiction; or

(ii)          having any other current or former connection with the Relevant Jurisdiction (other than a connection arising solely as a result of the acquisition, ownership or disposition of the Notes or a beneficial interest therein, the receipt of any payment in respect of a Note or a Guarantee or the enforcement of any rights hereunder), including being or having been a citizen or resident of the Relevant Jurisdiction;

(2)          to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an Additional Amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3)          to any Taxes that are imposed or withheld because the Holder or beneficial owner failed to accurately comply with a request from a Payor to meet certification, identification or information reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of Notes (if such Holder or beneficial owner is legally eligible to meet such requirements), or to present the relevant Note (where presentation is required), if compliance with such action is required as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge by a Relevant Jurisdiction;

(4)          to any Taxes that are imposed other than by withholding or deduction by a Payor or other applicable withholding agent from the payment under, or with respect to, the Note;

(5)          to any estate, inheritance, gift, sales, transfer, wealth, personal property or similar Taxes;

(6)          to any Taxes to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant amount is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(7)          to any Tax imposed or required pursuant to current Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above), or any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any intergovernmental agreement implementing such Sections of the Code;

(8)          as of 1 January 2021, to any Dutch Taxes withheld or deducted in respect of interest payments made (or deemed to be made) by the Issuer to “affiliated entities” (within the meaning of the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time); or

(9)          in the case of any combination of the above items (the foregoing Taxes described in clauses (1)-(8), “Excluded Taxes”).

The applicable Payor, if it is the applicable withholding agent, will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Jurisdiction in accordance with applicable law. The Issuer will provide the Trustee (and, upon request, any Holders or beneficial owners of the Notes) with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

The Issuer will pay any present or future stamp, court, issue, registration or documentary Taxes or any other excise, property or similar Taxes that arise in any Relevant Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Guarantees, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes or any Guarantees.

Whenever in this Indenture there is mentioned in any context: the payment of principal, Redemption Prices or purchase prices in connection with a redemption or purchase of Notes, interest, or any other amount payable on or with respect to any of the Notes or any Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 4.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The obligations of this Section 4.13 will survive any termination, defeasance or discharge of this Indenture, and any transfer by a Holder or beneficial owner of its Notes.

Section 4.14.          Listing.

The Issuer shall use its commercially reasonable efforts to obtain and, for so long as the Notes are outstanding, maintain a listing of the Notes on the Official List of the Exchange and receive permission to deal in the Notes on the Official List of the Exchange; provided that if the Issuer is unable to obtain admission to listing of the Notes on the Official List of the Exchange or if at any time the Issuer determines that it will not maintain such listing, it will use its commercially reasonable efforts to obtain and maintain a listing of such Notes on another recognized exchange. In no event will this covenant require the Issuer to obtain or maintain the listing of the Notes on any exchange that requires financial or other periodic reporting for any fiscal period in addition to the fiscal periods required under Section 4.03 or as required by the SEC.

ARTICLE 5
SUCCESSORS

Section 5.01.          Consolidation, Merger and Sale of Assets.

(a)          Parent and Ashland LLC. Parent or Ashland LLC may consolidate or merge with or into any other corporation, limited liability company, partnership or other entity, or lease, sell or transfer all or substantially all of its property and assets if:

(1)          the corporation, limited liability company, partnership or other entity formed by such consolidation, or into which Parent or Ashland LLC is merged, or the party which acquires by lease, sale or transfer all or substantially all of its property and assets, is organized and existing under the laws of the United States, any state in the United States or the District of Columbia or any EU state which is a member of the EU on the Issue Date;

(2)          the corporation, limited liability company, partnership or other entity formed by such consolidation, or into which Parent or Ashland LLC is merged, or the party which acquires by lease, sale or transfer all or substantially all of its property and assets, agrees to Guarantee the Notes by executing and delivering to the Trustee a supplemental indenture; and

(3)          immediately after giving effect to such transaction and treating Indebtedness which becomes Ashland LLC’s obligation or an obligation of a Subsidiary (other than an Excluded Subsidiary) as a result of such transaction as having been incurred by Ashland LLC or such Subsidiary at the time of such transaction, no Default or Event of Default has happened and is continuing.

This Section 5.01(a) will not prevent any consolidation, merger, lease, sale, transfer or other disposition of property solely between or among Parent, Ashland LLC, the Issuer and their respective Subsidiaries (other than an Excluded Subsidiary).

In the event that Parent or Ashland LLC consolidates with or merges with or into another corporation, limited liability company, partnership or other entity or sells substantially all of its assets to any other corporation, limited liability company, partnership or other entity in compliance with the foregoing limitations, the surviving entity (if other than Parent or Ashland LLC) will be substituted for Parent or Ashland LLC, as applicable, under this Indenture, and Parent or Ashland LLC, as applicable, will be discharged from all of its obligations under this Indenture.

(b)          The Issuer. The Issuer may consolidate or merge with or into any other corporation, limited liability company, partnership or other entity, or lease, sell or transfer all or substantially all of its property and assets if:

1)          the corporation, limited liability company, partnership or other entity formed by such consolidation, or into which the Issuer is merged, or the party which acquires by lease, sale or transfer all or substantially all of its property and assets is organized and existing under the laws of the United States, any state in the United States, the District of Columbia or any EU state which is a member of the EU on the Issue Date;

2)          the corporation, limited liability company, partnership or other entity formed by such consolidation, or into which the Issuer is merged, or the party which acquires by lease, sale or transfer all or substantially all of its property and assets, agrees to pay the principal of, and any premium and interest on, the Notes, perform and observe all covenants and conditions of this Indenture by executing and delivering to the Trustee a supplemental indenture; and

3)          immediately after giving effect to such transaction and treating Indebtedness which becomes Ashland LLC’s obligation or an obligation of a Subsidiary (other than an Excluded Subsidiary) as a result of such transaction as having been incurred by Ashland LLC or such Subsidiary at the time of such transaction, no Default or Event of Default has happened and is continuing.

In the event that the Issuer consolidates with or merges with or into another Person or sells substantially all of its assets to any other Person in compliance with the foregoing limitations, the surviving entity (if other than the Issuer) will be substituted for the Issuer under this Indenture, and the Issuer will be discharged from all of its obligations under this Indenture.

This Section 5.01(b) will not prevent any consolidation, merger, lease, sale, transfer or other disposition of property solely between or among Parent, Ashland LLC, the Issuer and their respective Subsidiaries (other than an Excluded Subsidiary).

(c)          The Issuer will publish a notice of any consolidation, merger or sale of assets described above in accordance with the provisions of Section 11.01, and so long as the rules of the Authority so require, notify the Authority of any such consolidation, merger or sale.

(d)          For all purposes under this Indenture and the Notes, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.          Events of Default.

Each of the following events shall be an “Event of Default” with respect to the Notes:

(1)          a failure to pay interest on the Notes that continues for a period of 30 days after payment is due;

(2)          a failure to pay the principal or premium, if any, on the Notes when due upon maturity, redemption, acceleration or otherwise;

(3)          a failure by Ashland LLC or any Subsidiary (including, without limitation, the Issuer) to comply with any agreements contained in this Indenture for a period of 90 days after written notice to the Issuer of such failure from the Trustee (or to the Issuer and the Trustee from the Holders of at least 30% of the principal amount of the Notes);

(4)          the failure by Ashland LLC or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to Parent or a Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the Holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent;

(5)          the Issuer or Ashland LLC pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary insolvency proceeding;

(ii)          consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)          makes a general assignment for the benefit of its creditors; or

(v)          takes any comparable action under any foreign laws relating to insolvency; and

(6)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Issuer or Ashland LLC in an involuntary insolvency proceeding;

(ii)          appoints a Custodian of the Issuer or Ashland LLC or for any substantial part of its property;

(iii)          orders the winding-up, liquidation or dissolution of the Issuer or Ashland LLC;

(iv)          orders the presentation of any plan or arrangement, compromise or reorganization of the Issuer or Ashland LLC; or

(v)          grants any similar relief under any foreign laws; and in each such case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02.          Acceleration of Maturity; Rescission.

If an Event of Default with respect to the Notes shall have occurred and be continuing, the Trustee or the Holders of at least 30% of the outstanding principal amount of the Notes, may declare to be immediately due and payable the principal amount of all of the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration.  After any such acceleration, but before a judgment or decree based on acceleration is obtained by the applicable person, the registered Holders of a majority in principal amount of the then outstanding Notes may cancel such acceleration if (i) the rescission would not conflict with any judgment or decree and (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, that has become due solely because of the acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of Notes, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it.  Subject to Section 7.06, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the Notes.

Section 6.03.          Other Remedies.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative, to the extent permitted by law.  Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

Section 6.04.          Waiver of Past Defaults and Events of Default.

Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the then outstanding Notes may on behalf of the Holders of all the affected Notes waive any past Default with respect to the Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of interest on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.  In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05.          Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the affected Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 6.06.          Limitation on Suits.

No Holder of the Notes will have any right to institute any proceeding with respect to this Indenture, or for any remedy hereunder, unless:

(1)          the Trustee has failed to institute such proceeding for 60 days after the Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes;

(2)          the Holders of at least 30% in aggregate principal amount of outstanding Notes have made a written request, and offered security or indemnity reasonably satisfactory to it, to the Trustee to institute such proceeding as Trustee; and

(3)          the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction that is inconsistent with such request.

However, the Holder of any Note will have an absolute and unconditional contractual right to receive payment of the principal of, and premium, if any, or interest on, such Note on or after the date or dates they are to be paid as expressed in such Note and to institute suit for the enforcement of any such payment.

Section 6.07.          Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.

Section 6.08.          Reserved.

Section 6.09.          Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.          Priorities.

Any money or property collected by the Trustee pursuant to this Article 6, and any money or other property distributable in respect of the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to the Trustee, its agents, professionals and counsel and the Agents (including any predecessor Trustee) for amounts due under Section 7.06;

SECOND:  to Holders for amounts due and unpaid on the affected Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the affected Notes; and

THIRD:  to the Issuer.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder affected thereby and the Issuer a notice that states the record date, the payment date and amount to be paid.

Section 6.11.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy occurring upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01.          Duties of Trustee.

(a)          If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it under this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(1)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)          in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)          this paragraph does not limit the effect of clause (b) or (d) of this Section 7.01;

(2)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the outstanding Notes, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes.

(d)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

(f)          The Trustee shall not be liable for interest or earnings on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held by the Trustee for the benefit of the Holders need not be segregated from other funds except to the extent required by the law.

(g)          The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02.          Rights of Trustee.

Subject to Section 7.01:

(a)          The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed in good faith by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)          Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution.

(c)          Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(d)          The Trustee may execute any of the trusts or power hereunder or perform any duties hereunder either directly or by or through attorneys or agents and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed with due care by it hereunder.

(e)          The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(f)          The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(g)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)          The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.  No Agent shall be under any fiduciary duty or other obligation towards, or have any relationship of agency or trust for or with any person other than the Issuer.

(i)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j)          The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of such Default or Event of Default from the Issuer or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)          The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which

Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)          Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(m)          The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any Governmental Authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(n)          The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

Section 7.03.          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any affiliate thereof with the same rights it would have if it were not Trustee.

Any Agent may do the same with like rights.  The Trustee is also subject to Section 7.09.

Section 7.04.          Trustee’s Disclaimer.

The preamble contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity, sufficiency or adequacy of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.  The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.  The Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.  The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 7.05.          Notice of Defaults.

Within 90 days after the occurrence thereof, and if known to the Trustee, the Trustee shall give to the Holders of the Notes notice of each Default or Event of Default with respect to the Notes known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the register of the Notes kept by the Registrar, unless such Default shall have been cured or waived before the giving of such notice.  Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Notes when and as the same shall become payable, or to make any sinking fund payment as to the Notes (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06.          Compensation and Indemnity.

(a)          The Issuer shall pay to the Trustee and Agents from time to time such reasonable compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing.  The Issuer shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel, except any such expense, disbursement or advance as may be attributable to its willful misconduct, bad faith or negligence.

(b)          The Issuer shall fully indemnify each of the Trustee and their officers, agents and employees and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including, without limitation, reasonable and documented attorneys’ fees and expenses, incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable and documented costs and expenses of defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs).  The Trustee or Agent shall notify the Issuer in writing promptly of any claim of which a Responsible Officer of the Trustee has received written notice at its Corporate Trust Office asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, except to the extent that the Issuer has been materially prejudiced thereby.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  In the event that a conflict of interest exists or potential harm to the Trustee’s business exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Issuer, and the Issuer shall pay the reasonable and documented fees and expenses of such counsel.

(c)          Notwithstanding the foregoing, the Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability to have been incurred by the Trustee through its own willful misconduct, bad faith or negligence.

(d)          To secure the payment obligations of the Issuer in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee and such money or property held in trust to pay principal of and interest on particular Notes.

(e)          The obligations of the Issuer under this Section 7.06 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be the liability of the Issuer and the lien provided for under this Section 7.06 and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture for any reason, including any termination or rejection hereof under any Bankruptcy Law.

(f)          In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or Section 6.01(6) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(g)          For purposes of this Section 7.06, the term “Trustee” shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights or any other Trustee hereunder.

Section 7.07.          Replacement of Trustee.

(a)          A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)          The Trustee may resign at any time by so notifying the Issuer in writing no later than 30 calendar days prior to the date of the proposed resignation.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing no later than 30 calendar days prior to the date of the proposed removal and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld.  The Issuer may remove the Trustee at its election if:

(1)          the Trustee fails to comply with Section 7.09;

(2)          the Trustee is adjudged bankrupt or insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

(3)          a receiver or other public officer takes charge of the Trustee or its property; or

(4)          the Trustee otherwise becomes incapable of acting.

(c)          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

(d)          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

(e)          If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately following such delivery, the retiring Trustee shall, subject to the lien and its rights under Section 7.06, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall transmit notice of its succession to each Holder.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the lien and Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08.          Successor Trustee by Consolidation, Merger, etc.

Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article 7.  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to the Notes and any of such Notes shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes, either in the name of any predecessor hereunder or in the name of the successor Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.09.          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities.  The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100.0 million as set forth in the most recent applicable published annual report of condition.  The Trustee shall not be deemed to have a conflict of interest under or in respect of its duties under this Indenture.

ARTICLE 8
AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01.          Without Consent of Holders.

(a)          The Issuer, the Guarantors and the Trustee may modify or amend this Indenture or the Notes without notice to or consent of any Holder:

(1)          to cure any ambiguity, omission, defect or inconsistency to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, or to make any other provisions as may be necessary or desirable, including the making of any modifications in the applicable form of the Note; provided that such actions shall not adversely affect the interests of the holders of the Notes in any material respect;

(2)           to provide for the assumption by a successor of the obligations of the Issuer under this Indenture and the Notes;

(3)          to evidence or release any Subsidiary Guarantee in accordance with the terms of this Indenture;

(4)          to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(5)          to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(6)          to evidence and provide acceptance of the appointment of a successor Trustee, Registrar or Paying Agent under this Indenture;

(7)          to comply with the rules of any applicable securities depository;

(8)          to add collateral or security to secure the Notes;

(9)          to add to the covenants of the Issuer, Parent or Ashland LLC for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer, Parent or Ashland LLC;

(10)          to make any change that would provide any additional benefits or rights to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder; or

(11)          to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture.

(b)          The Trustee may require an Officer’s Certificate or Opinion of Counsel that such amendment under this Section 8.01 is permitted under this Indenture and that all conditions have been complied with. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Subsidiary guarantor under this Indenture upon execution and delivery by such Subsidiary guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit F hereto, and delivery of an Officer’s Certificate.

(c)          After an amendment under this Section 8.01 becomes effective, the Issuer shall mail to the holders a notice briefly describing such amendment; provided that in the case of an amendment pursuant to Section 8.01(a)(11), no such notice shall be required. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

Section 8.02.          With Consent of Holders.

(a)          The Issuer, the Guarantors and the Trustee may modify or amend this Indenture with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes affected by the modification or amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any past default or compliance with any provisions of this Indenture relating to the Notes may also be waived (except a default in the payment of principal, premium or interest and a default under clause (b) of this Section 8.02) with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

(b)          However, no such modification or amendment may, without the consent of each Holder of Notes affected thereby:

(1)          change the due date of the principal of, or any installment of principal of or interest on, the Notes;

(2)          reduce the principal amount of, or any premium or interest rate on, the Notes;

(3)          change the currency of payment of principal of, or any premium or interest on, the Notes;

(4)          impair the right to institute suit for the enforcement of any payment on or with respect to the Notes after the due date thereof; or

(5)          reduce the percentage in principal amount of the Notes then outstanding, the consent of whose Holders is required for modification or amendment of this Indenture or make any change in Sections 6.04 or 6.07.

(c)          The Holders of a majority of the principal amount of the Notes then outstanding may waive future compliance by Parent, Ashland LLC, the Issuer and their respective Subsidiaries with certain restrictive covenants of this Indenture.  The Holders of at least a majority in principal amount of the Notes then outstanding may waive any past Default under this Indenture with respect to the Notes, except a failure by the Issuer to pay the principal of, or any premium or interest on, any Notes or a provision that cannot be modified or amended without the consent of the Holders of all outstanding Notes. Any such waiver may be obtained in connection with a purchase of, or tender offer or exchange offer for, Notes.

(d)          It is not necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment that requires the consent of the Holders of the affected Notes becomes effective, the Issuer shall transmit to each registered Holder of the affected Notes at such Holder’s address appearing in the security register a notice briefly describing such amendment.  However, the failure to give such notice to all Holders of such Notes, or any defect therein, shall not impair or affect the validity of the amendment.

Upon the written request of the Issuer accompanied by a board resolution of the Issuer authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.05, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Section 8.03.          Revocation and Effect of Consents.

After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such Record Date unless the consent of the requisite number of Holders has been obtained.

Section 8.04.          Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer, in exchange for the Note, shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05.          Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee.  If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver.  In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.02, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.          Satisfaction and Discharge of Liability on Notes; Defeasance.

(a)          This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes when:

(i)          either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not previously delivered for cancelation (1) have become due and payable, (2) have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient, in the written opinion of a nationally recognized firm of independent accountants, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)          no Default or Event of Default with respect to the Notes has occurred and is continuing on the date of the deposit;

(iii)          the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes; and

(iv)          the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date.

In addition, the Issuer shall deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Issuer.

(b)          Subject to Section 9.02, the Issuer may at any time elect to terminate all of its obligations and the obligations of the Guarantors under the outstanding Notes and this Indenture in respect of Notes (hereinafter, “Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the related Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes and the related Guarantees, except as to:

(1)          the rights of registration of transfer, substitution and exchange of the Notes and the Issuer’s right of optional redemption;

(2)          the rights of Holders to receive payment of principal of, premium, if any, and interest on such Notes (but not the purchase price referred to under Section 4.08 and any rights of the Holders with respect to such amount);

(3)          the rights, obligations and immunities of the Trustee under this Indenture and the Issuer’s obligation in connection therewith;

(4)          the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes under Section 2.11, registration of Notes under Section 2.04, mutilated, destroyed, lost or stolen Notes under Section 2.08, and the maintenance of an office or agency for payment under Section 2.04 and money for security payments held in trust under Section 2.05; and

(5)          the applicable provisions of this Article 9.

(c)          In addition, the Issuer may omit to comply with Sections 4.07, 4.08, 4.09 and 4.10 and the Events of Default specified in Section 6.01(3) and (4) will no longer apply (all other obligations and Events of Default under the Notes will remain in full force and effect), and any omission to comply with those covenants will not constitute an Event of Default with respect to the Notes (“Covenant Defeasance”) on and after the conditions in Section 9.02 with respect to Covenant Defeasance are satisfied, and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to such Notes. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance

(d)          If the Issuer exercises its Legal Defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

(e)          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(f)          Notwithstanding clauses (a) and (b) of this Section 9.01, the Issuer’s obligations in Sections 2.04, 2.06, 2.07, 2.08, 7.06, 9.05 and 9.06 and this Article 9 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 9.05 and 9.06 shall survive.

Section 9.02.          Conditions to Defeasance.

(a)          The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option with respect to the Notes only if:

(i)          the Issuer irrevocably deposits in trust with the Trustee cash in euros, non-callable European Government Obligations, or a combination of cash in euros and non-callable European Government Obligations, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay each installment of principal of, and any premium and interest on, the Notes on the due dates for those payments in accordance with the terms of the Notes;

(ii)          the Issuer must deliver to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related Legal Defeasance or Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred (and, in the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law);

(iii)          no Default or Event of Default (other than a Default or Event of Default resulting from borrowing funds to be applied to make such deposit (and any similar concurrent deposit relating to other Indebtedness) or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit; and

(iv)          the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b)          If the Notes are subject to redemption at the option of the Issuer, before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article 3.

(c)          If the Issuer exercises its rights of discharge, Legal Defeasance or Covenant Defeasance, any Subsidiary Guarantee then in effect automatically shall be released without any further action on the part of such Subsidiary, the Issuer, the Trustee or any Holder of Notes.

Section 9.03.          Deposited Money and European Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and European Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.02(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the European Government Obligations deposited pursuant to Section 9.02(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or European Government Obligations held by it as provided in Section 9.02(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.04.          Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or European Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or European Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the applicable Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or European Government Obligations in accordance with Section 9.01; provided that if the Issuer has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations held by the Trustee or Paying Agent.

Section 9.05.          Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.02(a), to the Issuer upon a request of the Issuer, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.06.          Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer for the benefit of the Holders for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer upon a request of the Issuer, or if such moneys are then held by the Issuer for the benefit of the Holders, the Issuer shall be released from any obligation to hold such moneys for the benefit of the Holders; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such money held for the benefit of the Holders shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer either transmit to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in London, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such transmission or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer.  After payment to the Issuer or the release of any money held for the benefit of the Holders by the Issuer, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE 10
GUARANTEES

Section 10.01.          Guarantee.

(a)          Subject to Section 10.07, each Guarantor jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each holder of Notes and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes, on the terms set forth in this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and each Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)          Subject to Section 10.07, each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. Subject to Sections 10.03 and 10.07, the obligations of each Guarantor under this Indenture shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement (other than the terms of this Article 10); (iv) the failure of any Holder or Trustee to exercise any right or remedy against any Guarantor of the Guaranteed Obligations; (v) any change in the ownership of any Guarantor; (vi) any default, failure or delay, willful or otherwise, in the performance of the obligations; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(c)          Subject to Sections 10.03 and 10.07, each Guarantor hereby waives any right to which it may be entitled to have its Guaranteed Obligations under this Indenture divided among any other existing Subsidiary Guarantees, such that such Guarantor’s obligations would be less than the full amount claimed.

(d)          Subject to Section 10.07, each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)          Subject to Sections 10.03 and 10.07, each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. Subject to Sections 10.03 and 10.07, each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(f)          Subject to Sections 10.03 and 10.07, the Guarantee of each Guarantor is the unsubordinated unsecured Guaranteed Obligation of such Guarantor, equal in right of payment to all existing and future unsubordinated indebtedness of such Guarantor.

(g)          Except as expressly set forth in Section 10.03 or 10.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(h)          Subject to Sections 10.03 and 10.07, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Subject to Section 10.07, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuer or any of its Subsidiaries or otherwise.

(i)          In furtherance of the foregoing and not in limitation of any other right which an holder or the Trustee has at law or in equity against each Guarantor by virtue hereof, but subject to Section 10.07, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(j)          Subject to Section 10.07, each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(k)          Subject to Section 10.07, each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

Section 10.02.          Severability.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.          Limitation of Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Article 10, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 10.04.          Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor under a Guarantee, such Guarantor will be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

Section 10.05.          Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided, however, that if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 10.06.          Reinstatement.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 10.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 10.07.          Release of a Guarantor.

(a)          The Subsidiary Guarantee of any Subsidiary will be released upon:

(i)          the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary guarantor (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or Ashland LLC;

(ii)          any Subsidiary becoming an Excluded Subsidiary;

(iii)          discharge of this Indenture or Legal Defeasance or Covenant Defeasance; or

(iv)          such Subsidiary guarantor ceasing to guarantee or be the issuer of all Capital Markets Debt in excess of the threshold specified above;

and in each such case such Subsidiary shall be deemed automatically and unconditionally released and discharged from all the Subsidiary’s obligations under its Subsidiary Guarantee with respect to this Indenture and the Notes without any further action required on the part of the Subsidiary, the Issuer, Parent, Ashland LLC, the Trustee or any Holder of the Notes.  In the event of the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary (or all or substantially all its assets or its Capital Stock) to a person which is not (after giving effect to such transaction) a Subsidiary or Ashland LLC, such person shall not be subject to the Subsidiary’s obligations under its Subsidiary Guarantee.

(b)          Any Guarantee issued by Parent under this Indenture shall be automatically and unconditionally released and discharged upon:

(1)          the merger of Parent with or into the Issuer or Ashland LLC or the merger of the Issuer with or into Parent,

(2)          the consolidation of Parent with the Issuer or Ashland LLC; or

(3)          the transfer of all or substantially all of the assets of Parent to the Issuer or Ashland LLC or the Issuer to Parent.

(c)          Any Guarantee issued by Ashland LLC under this Indenture shall be automatically and unconditionally released and discharged upon:

(1)          the merger of Ashland LLC with or into the Issuer or Parent or the merger of the Issuer with or into Ashland LLC;

(2)          the consolidation of Ashland LLC with the Issuer or Parent; or

(3)          the transfer of all or substantially all of the assets of Ashland LLC to the Issuer or Parent or the Issuer to Ashland LLC.

At the request of the Issuer, the Trustee will execute and deliver any documents, instructions or instruments evidencing any such release.

Section 10.08.          Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its respective Guarantee is knowingly made in contemplation of such benefits.

ARTICLE 11
MISCELLANEOUS

Section 11.01.          Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and is duly given when received if delivered in person, when receipt is acknowledged if sent by facsimile, on the next Business Day if timely delivered by a nationally recognized courier service that guarantees overnight delivery or two Business Days after deposit if mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer and/or any Guarantor:

Ashland LLC
5475 Rings Road
Dublin, OH 43017
Phone:  (614) 790-2095
Attention:  General Counsel Peter J. Ganz, Esq. and
William C. Whitaker
With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Facsimile:   (212) 474-3700
Attention:  Andrew J. Pitts, Esq.

If to the Trustee:

Mailing Address:
U.S. Bank National Association
425 Walnut Street, 6th Floor
Cincinnati, OH 45202
Attn:  William Sicking
Fax:  513-632-5511

If to the Paying Agent:

Mailing Address:
Elavon Financial Services DAC
Building 8, Cherrywood Business Park
Loughlinstown, Dublin 18, Ireland D18 W319
Attn:  Relationship Management Group
Fax:  +44 0207 365 2577

Such notices or communications shall be effective when actually received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by email, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer.  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions, provided that such reliance was in good faith.  The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and all the risk of interception and misuse by third parties.

Any notice or communication transmitted to a Holder shall be transmitted to him or her at his or her address shown on the register kept by the Registrar.

Failure to transmit a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is transmitted in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

If the Issuer transmits a notice or communication to Holders, it will transmit a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.02.          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the authentication and delivery of the Initial Notes), if so requested by the Trustee, the Issuer shall furnish to the Trustee:

(1)          an Officer’s Certificate (which must include the statements set forth in Section 11.03) stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)          an Opinion of Counsel (which must include the statements set forth in Section 11.03) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.03.          Statements Required in Certificate and Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.04.          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.05.          No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee or stockholder of the Issuer or any of the Guarantors, past, present or future, will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 11.06.          Governing Law; Waiver of Jury Trial; Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH PARTY HEREBY, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, OR IN CONNECTION WITH THIS INDENTURE.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS INDENTURE AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK, IN EACH CASE RESIDING IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH OF THE PARTIES HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  THE ISSUER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS REFERRED TO IN SECTION 11.01.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE BROUGHT IN THE COURTS REFERRED TO ABOVE AND TO THE FULLEST EXTENT IT MAY DO SO UNDER APPLICABLE LAW HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED IN ANY OTHER JURISDICTION.

Section 11.07.          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Parent or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.08.          Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.07.

Section 11.09.          Separability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.10.          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

Section 11.11.          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 11.12.          Benefits of Indenture.

Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 11.13.          Appointment of Agent for Service.

The Issuer hereby irrevocably appoints CT Corporation System, 28 Liberty Street, New York, NY 10005, as its agent for service of process in any related proceeding and agrees that service of process in any such related proceeding may be made upon it at the office of such agent.  The Issuer waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Issuer represents and warrants that such agent has agreed to act as its agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

Section 11.14.          Judgement Currency.

Subject to the rights of the Issuer as described under Section 2.15(b) if euros are not available to the Issuer, any payment on account of an amount that is payable in euros which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer, shall constitute a discharge of the Issuer’s obligation under this Indenture and the Notes only to the extent of the amount of euros which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of euros that could be so purchased is less than the amount of euros originally due to such Holder or the trustee, as the case may be, the Issuer shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ASHLAND SERVICES B.V.

By:	/s/ Kevin D. Higgins
	Name:	Kevin D. Higgins
	Title:	Managing Director

ASHLAND GLOBAL HOLDINGS INC.

By:	/s/ William C. Whitaker
	Name:	William C. Whitaker
	Title:	Vice President and Treasurer

ASHLAND LLC

By:	/s/ William C. Whitaker
	Name:	William C. Whitaker
	Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ William E. Sicking
	Name:	William E. Sicking
	Title:	Vice President and Trust Officer

[Signature Page to Indenture]

EXHIBIT A

ISIN / Common Code No. [     ]

ASHLAND SERVICES B.V.

No. [ ]	€[ ]

2.000% SENIOR NOTE DUE 2028

Ashland Services B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (the “Issuer”), for value received, promises to pay     [     ], or its registered assigns, the aggregate principal amount shown on the Register as being represented by the Notes, on January 30, 2028.  This certifies that the person whose name is entered in the Register is the duly registered Holder of Notes in the aggregate principal amount of €[     ], as such amount may be increased or decreased as indicated and endorsed on the schedule of increases or decreases attached to this Note and reflected on the Register.

Interest Payment Dates:  January 30 and July 30.

Record Date:  [[In the case of Notes represented by a Global Note] The “Clearing System Business Day” immediately preceding each applicable Interest Payment Date (where “Clearing System Business Day” means Monday to Friday inclusive except December 25 and January 1)]/ [[In the case of Notes represented by a Definitive Registered Notes] January 15 and July 15 immediately preceding each applicable Interest Payment Date (whether or not a Business Day)].

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

ASHLAND SERVICES B.V.

By:
Name:
Title:

Certificate of Authentication

This is one of the 2.000% Senior Notes due 2028 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]
ASHLAND SERVICES B.V.

2.000% SENIOR NOTE DUE 2028

(1)          Interest.  Ashland Services B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 2.000% per annum.  Interest on the 2.000% Senior Notes due 2028 (the “Notes”) will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including January 23, 2020 to but excluding the date on which interest is paid.  Interest shall be payable, semi-annually in arrears on each January 30 and July 30, commencing on July 30, 2020 (or if any such date is not a Business Day, on the next succeeding Business Day).  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

(2)          Method of Payment. The Issuer will pay interest to those persons who were Holders of record at  the close of business on the [[In the case of Notes represented by a Global Note] “Clearing System Business Day” immediately preceding each applicable Interest Payment Date (where “Clearing System Business Day” means the Monday to Friday inclusive except December 25 and January 1)]/ [[In the case of Notes represented by a Definitive Registered Notes] January 15 and July 15 immediately preceding each applicable Interest Payment Date (whether or not a Business Day)]. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid.  If any interest payment date for the Notes falls on a day that is not a Business Day, then payment of interest may be made on the next succeeding Business Day and no interest shall accrue because of such delayed payment.

(3)          Paying Agent and Registrar. U.S. Bank National Association (the “Trustee”), will act as Trustee. Initially, Elavon Financial Services DAC (“Elavon”) will act as a Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.  The Issuer may act as Paying Agent or Registrar.

(4)          Indenture.  The Issuer issued the Notes under an Indenture dated as of January 23, 2020 (the “Indenture”) among the Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them.  Capitalized and certain other terms used and not otherwise defined herein have the meanings set forth in the Indenture.

(5)          Optional Redemption. At any time and from time to time prior to November 1, 2027 (the date that is 90 days prior to the Maturity Date of the Notes), the Issuer may redeem the Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a price equal to the greater of:

(1)          100% of the aggregate principal amount of any Notes being redeemed, and

(2)          the sum of the present values, as calculated by the Issuer, of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due to the Maturity Date of the Notes (assuming for these purposes that the Notes matured on November 1, 2027 (the date that is 90 days prior to the maturity date)), not including unpaid interest accrued to, but excluding, the Redemption Date, discounted to the Redemption Date, at a rate equal to the applicable Bund Rate plus 50 basis points, plus, in each case, accrued and unpaid interest and Additional Amounts, if any, on the Notes being redeemed to, but excluding, the Redemption Date.

On or after November 1, 2027 (the date that is 90 days prior to the Maturity Date of the Notes), the Issuer may redeem the Notes in whole at any time or in part, from time to time, at the option of the Issuer, upon at least 10 days’ but no more than 60 days’ prior notice, at a price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon and Additional Amounts, if any, to, but excluding, the Redemption Date.

The Issuer will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the Holders of the affected Notes as of the close of business on the applicable Record Date.

If (a) a Payor becomes or will become obligated to pay Additional Amounts with respect to any Notes pursuant to Section 4.13 of the Indenture, as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction, or any change in the official interpretation or application of the laws or regulations of a Relevant Jurisdiction, which change or amendment is first publicly announced and becomes effective after the date of the Offering Memorandum, and (b) such obligation cannot be avoided by the Issuer taking reasonable measures available to the Issuer, the Issuer may at its option, having given not less than 30 days’ notice to the Holders of such Notes (which notice shall be irrevocable), redeem all, but not a portion of, the Notes in accordance with Section 3.08 of the Indenture.

For the avoidance of doubt, the entry into effect of the Dutch Withholding Tax Act (Wet brondbelasting 2021), in the form enacted as of the date hereof, is not considered to be a change in law for these purposes.

(6)          Redemption Procedures.  If the Issuer redeems less than all of the Notes at any time, in the case of Notes represented by Definitive Registered Notes, the Trustee will select Notes by lot or on a pro rata basis and, in the case of Notes represented by Global Notes, the Notes will be selected in accordance with the applicable procedures of the relevant depositary unless in either case an alternative selection method is otherwise required by law or applicable stock exchange or depositary requirements.  The Issuer will redeem Notes of €100,000 or less in whole and not in part.  For all purposes of the Indenture, unless the context otherwise requires, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(7)          Notice of Redemption.  Notices of redemption shall be transmitted at least 10 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof that is to be redeemed.

(8)          Denominations, Transfer, Exchange.  The Notes shall be issuable only in fully registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.  A Holder may transfer Notes in accordance with the Indenture.

(9)          Persons Deemed Owners.  Euroclear, Clearstream or the Common Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

(10)          Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request or, if such money is then held by the Issuer for the benefit of the Holders, such money shall be released from such trust.  After that, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

(11)          Amendment, Supplement, Waiver, Etc.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

 (12)          Purchase of Notes Upon a Change of Control Repurchase Event.  Upon the occurrence of a Change of Control Repurchase Event with respect to the Notes, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part (in denominations of €100,000 and integral multiples of €1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

(13)          Successor Entity.  When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor entity will, except as provided in Article 5, be released from those obligations.

(14)          Defaults and Remedies.  Events of Default are set forth in the Indenture.  Subject to certain limitations in the Indenture, if an Event of Default with respect to the Notes shall have occurred and be continuing, the Trustee or the Holders of at least 30% in outstanding principal amount of the Notes may declare to be immediately due and payable the principal amount of all Notes then outstanding, plus accrued but unpaid interest to the date of acceleration.  The Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee.  Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of the Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

(15)          Trustee Dealings with Issuer.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any affiliate thereof with the same rights it would have if it were not Trustee.

(16)          No Recourse Against Others.  No director, officer, employee or stockholder of the Issuer or any of the Guarantors will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(17)          Discharge.  The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the satisfaction of the conditions set forth in the Indenture.

(18)          Guarantees.  The Issuer’s obligations under the Notes are jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture, by each of the Guarantors.

(19)          Authentication.  This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

(20)          Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(21)          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Ashland LLC
5475 Rings Road
Dublin, OH 43017
Phone:  (614) 790-2095
Attention:  General Counsel Peter J. Ganz, Esq. and
William C. Whitaker

With a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Facsimile:   (212) 474-3700
Attention:  Andrew J. Pitts, Esq.

ASSIGNMENT1

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

_________________________, as Agent to transfer this Note on the books of the Issuer.  The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

____________________
1 To be replaced with Form of Assignment For the Notes in Exhibit B if Transfer Restriction Legend is used.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER RESTRICTED SECURITIES

This certificate relates to €   principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the Distribution Compliance Period referred to in Regulation S under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Issuer; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)
to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

Date:
Signature of Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

□          Change of Control

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the principal amount (in denominations of €100,000 and integral multiples of €1,000 in excess thereof):

€

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee to Euroclear or Clearstream

EXHIBIT B

FORM OF LEGEND FOR THE NOTES:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED (i) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (ii) TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, (A) TO ASHLAND GLOBAL HOLDINGS INC., ASHLAND LLC, ASHLAND SERVICES B.V. OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO EACH OF ASHLAND GLOBAL HOLDINGS INC.’S, ASHLAND LLC’S, ASHLAND SERVICES B.V.’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS (a) A QUALIFIED INSTITUTIONAL BUYER IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER OR (b) NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT UNDER ERISA OR ANY SIMILAR LAW OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW.”

FORM OF ASSIGNMENT FOR THE NOTES

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

_________________________, as Agent to transfer this Note on the books of the Issuer.  The Agent may substitute another to act for him.

[Check One]

☐ (a)  This Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 903 or Rule 904 under the Securities Act of 1933, as amended;

☐ (b)  This Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐ (c)  This Note is being transferred other than in accordance with clause (a) above and documents are being furnished to the Registrar which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.07, 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of the Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

The transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act of 1933, as amended and, accordingly, the transferor hereby further certifies that (i) the transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the restricted period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or certificated Note will be subject to the restrictions on transfer enumerated on the Regulation S Notes, the 144A Notes and/or the certificated Note and in the Indenture and the Securities Act.

Date:
NOTICE: To be executed by an executive officer

TO BE COMPLETED BY TRANSFEROR IF (b) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Transfer Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE COMMON DEPOSITARY (AS SUCH TERM IS DEFINED IN THE INDENTURE) FOR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR”). THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE NOMINEES OF THE COMMON DEPOSITARY OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON DEPOSITARY OR THE NOMINEE THEREOF TO THE NOMINEES OF THE COMMON DEPOSITARY OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF OR THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

C-1

EXHIBIT D-1

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

U.S. Bank National Association
Attention:  William Sicking

Re:
Ashland Services B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands,
(the “Issuer”), 2.000% Senior Notes due 2028 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of €[●] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)          the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2)          either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)          no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)          we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

D-1

EXHIBIT D-2

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Rule 144A

U.S. Bank National Association
Attention:  William Sicking

Re:
Ashland Services B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands,
(the “Issuer”), 2.000% Senior Notes due 2028 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of €[●] aggregate principal amount of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

Each of the undersigned (collectively, the “Guarantors”) have guaranteed, jointly and severally, fully and unconditionally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No director, officer, employee or stockholder of the Guarantors will have any liability for any of the Guarantor’s obligations under the Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Guarantees.

Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[GUARANTORS]

By:
Name:
Title:

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [●], among Ashland Services B.V. (the “Issuer”) a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and a wholly owned, indirect subsidiary of Ashland Global Holdings Inc. (“Parent’), a Delaware corporation, as issuer, Parent and Ashland LLC (each, a “Guaranteeing Subsidiary”), a Kentucky limited liability company and a wholly owned, indirect subsidiary of Parent, each as a guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 23, 2020 providing for the issuance of 2.000% Senior Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.          NO RECOURSE AGAINST OTHERS.  No director, officer, employee or stockholder of the Issuer or any of the Guarantors will have any liability for any of the Issuer’s or such Guarantor’s obligations under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

4.          NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.          COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.          EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

F-1

7.          THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  ____________________

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[ASHLAND SERVICES B.V]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE], as Trustee

By:
Authorized Signatory

F-2